                                                      Rule 424(b)(3)
                                               Registration No. 333-87793


                  PRICING SUPPLEMENT NO. 2616 DATED APRIL 3, 2000
                  TO PROSPECTUS SUPPLEMENTAL DATED OCTOBER 8, 1999
                    AND BASE PROSPECTUS DATED OCTOBER 7, 1999

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $1,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           04/06/2000


 Maturity Date:                 04/15/2002


 Interest Rate:                 7.22% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $5,471,192,000 Series C
have been issued.